VISION RENU CORPORATION
BALANCE SHEETS
December 31, 2025 and 2024

(Expressed in New Taiwan Dollars)

ASSETS		2025.12.31 Amount	%	2024.12.31 Amount	%
Current Assets					
Cash and cash equivalents	$	2,153,200	3.39	20,539,897	26.93
Notes and Accounts receivable		2,851,537	4.49	427,220	0.56
Accounts receivable–related parties		2,596,099	4.08	2,340,154	3.07
Inventories		1,935,068	3.05	241,556	0.32
Prepaid income tax		5,196		3,064	
Other receivables–related parties		1,491,626	2.35	884,189	1.16
Other current assets		1,046,700	1.65	957,057	1.25
Total Current Assets		12,079,426	19.01	25,393,137	33.29
Non-current Assets					
Financial Assets at Fair Value through Other Comprehensive Income - Non-current		47,646,240	74.97	46,063,409	60.40
Property, Plant and Equipment		3,021,805	4.75	3,743,005	4.91
Other receivables–related parties		60,000	0.09	420,000	0.55
Other Non-current Financial Assets		747,838	1.18	651,466	0.85
Total Non-current Assets		51,475,883	80.99	50,877,880	66.71
Total Assets	$	63,555,309	100.00	76,271,017	100.00

LIABILITIES AND STOCKHOLDER'S EQUITY		2025.12.31 Amount	%	2024.12.31 Amount	%
Current Liabilities					
Accounts payable	$	115,037	0.18	110,593	0.15
Other accrued expenses payable		1,789,632	2.82	2,966,662	3.89
Unearned Revenue		860,554	1.35	889,346	1.16
other current liabilities		15,617	0.02	12,663	0.02
Total Current Liabilities		2,780,840	4.37	3,979,264	5.22
Non-current Assets					
Other long-term payables		-	-	328,408	0.43
Guarantee deposit received		18,000	0.03	18,000	0.02
Other Non-current Liabilities-Credit Balance of Equity-method Investments		3,594,373	5.66	2,870,749	3.76
Total Non-current Liabilities		3,612,373	5.69	3,217,157	4.21
Total Liabilities		6,393,213	10.06	7,196,421	9.43
Stockholder's Equity					
Common Stock		180,161,900	283.47	180,161,900	236.21
Additional Paid-in Capital		24,577,983	38.67	24,577,983	32.22
Accumulated Deficit		(138,989,307)	(218.69)	(125,349,528)	(164.34)
Other Equity		(8,588,480)	(13.51)	(10,315,759)	(13.53)
Total Stockholder's Equity		57,162,096	89.94	69,074,596	90.57
Total Liabilities and Stockholder's Equity	$	63,555,309	100.00	76,271,017	100.00

VISION RENU CORPORATION
STATEMENTS OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 2025 and 2024

(Expressed in New Taiwan Dollars)

		2025		2024	
		Amount	%	Amount	%
REVENUE					
Sales Revenue	$	4,551,399	100.00	5,550,859	100.00
Sales Discounts and Allowances		-	-	-	-
Toal Sales Revenue		4,551,399	100.00	5,550,859	100.00
COST		(1,638,807)	(36.01)	(2,777,550)	(50.04)
Gross Profit		2,912,592	63.99	2,773,309	49.96
Operating Expenses					
Selling and Marketing		(4,098,844)	(90.06)	(2,380,560)	(42.89)
General and Administrative		(8,164,050)	(179.36)	(7,871,090)	(141.80)
Research and Development		(4,193,128)	(92.13)	(2,114,009)	(38.08)
Total Operating Expenses		(16,456,022)	(361.55)	(12,365,659)	(222.77)
Income(Loss) From Operations		(13,543,430)	(297.56)	(9,592,350)	(172.81)
Non-Operating Income and Expenses					
Other Income		1,052,012	23.11	111,907	2.02
Other Gains and Losses		(142,697)	(3.14)	4,846,050	87.30
Finance Costs		(137,592)	(3.02)	(923,921)	(16.65)
Share of Profit(Loss) of Subsidiaries, Associates and Joint Ventures Accounted for Using Equity Method		(868,072)	(19.07)	(1,085,954)	(19.56)
Total Non-Operating Income and Expenses		(96,349)	(2.12)	2,948,082	53.11
Loss Before Income Tax		(13,639,779)	(299.68)	(6,644,268)	(119.70)
Less: Income Tax expense		-	-	(1,182,738)	(21.31)
Loss for the Period		(13,639,779)	(299.68)	(7,827,006)	(141.01)
Other Comprehensive Income：					
Items that will not be Reclassified Subsequently to Profit or Loss					
Unrealized Gains (Losses) on Investments in Equity Instruments Measured at Fair Value Through Other Comprehensive Income		1,582,831	34.78	1,098,513	19.79
Less: Income Tax Related to Items that will not be Reclassified		-	-	-	-
Total Items that will not be Reclassified Subsequently to Profit or Loss		1,582,831	34.78	1,098,513	19.79
Items that may be Reclassified Subsequently to Profit or Loss					
Exchange differences on translation of foreign operations		144,448	3.17	(160,186)	(2.89)
Less: Income tax related to items that will not be reclassified		-	-	-	-
Total Items that may be Reclassified Subsequently to Profit or Loss		144,448	3.17	(160,186)	(2.89)
Other Comprehensive Income for the Period, Net of Tax		1,727,279	37.95	938,327	16.90
Total Comprehensive Income For The Period	$	**(11,912,500)**	**(261.73)**	**(6,888,679)**	**(124.11)**
Loss Per Share					
Basic Loss Per Share	$		**(0.76)**		**(0.43)**

VISION RENU CORPORATION
STATEMENT OF STOCKHOLDERS' EQUITY
FOR THE YEAR ENDED DECEMBER 31, 2025 and 2024

(Expressed in New Taiwan Dollars)

		Additional Paid-in Capital			Retained Earnings	Other Equity Items		
Item	Common Stock	Premium on Capital Stock	Stock Options	Expired Stock Options	Accumulated Deficit	Exchange Differences on Translation of Foreign Operations	Unrealized Gains (Losses) on Investments in Equity Instruments Measured at Fair Value Through Other Comprehensive Income	Total equity
Balance at January 1, 2024	$ 179,593,750	23,566,868	-	727,040	(117,522,522)	(250,439)	(11,003,647)	75,111,050
Capital Increase by Cash	568,150	284,075	-	-	-	-	-	852,225
Net Loss for the Period	-	-	-	-	(7,827,006)	-	-	(7,827,006)
Other Comprehensive Income For the Period	-	-	-	-	-	(160,186)	1,098,513	938,327
Total Comprehensive Income for the Period	-	-	-	-	(7,827,006)	(160,186)	1,098,513	(6,888,679)
Balance at December 31, 2024	180,161,900	23,850,943	-	727,040	(125,349,528)	(410,625)	(9,905,134)	69,074,596
Net Loss for the Period	-	-	-	-	(13,639,779)	-	-	(13,639,779)
Other Comprehensive Income For the Period	-	-	-	-	-	144,448	1,582,831	1,727,279
Total Comprehensive Income for the Period	-	-	-	-	(13,639,779)	144,448	1,582,831	(11,912,500)
Balance at December 31, 2025	$ 180,161,900	23,850,943	-	727,040	(138,989,307)	(266,177)	(8,322,303)	57,162,096

VISION RENU CORPORATION
STATEMENTS OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2025 and 2024

(Expressed in New Taiwan Dollars)

		2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES			
Net Loss	$	(13,639,779)	(6,644,268)
Adjustments:			
Income and expense items not affecting cash flows:			
Depreciation expense		721,200	1,205,086
Share of profit (loss) of subsidiaries, associates and joint ventures accounted for using equity method		868,072	1,085,954
Gains on disposal of property, plant and equipment		-	(4,699,470)
Interest income		(151,926)	(91,331)
Interest expense		137,592	923,921
Net changes in operating assets and liabilities:			
Notes and Accounts receivable		(2,680,262)	(119,822)
Inventories		(1,693,512)	66,266
Prepaid income tax		(2,132)	(3,064)
Other current assets		(89,643)	178,172
Accounts payable		4,444	(38,611)
Other accrued expenses payable		(965,438)	1,410,266
Unearned Revenue		(28,792)	(85,246)
Other current liabilities		2,954	(1,139)
Cash outflow generated from operations		(17,517,222)	(6,813,286)
Income taxes paid		-	(1,182,738)
Interest paid		(137,592)	(923,921)
Interest received		145,497	73,782
Net cash flows from (used in) operating activities		(17,509,317)	(8,846,163)
Cash flows from investing activities			
Acquisition of property, plant and equipment		(540,000)	(720,000)
Proceeds from disposal of property, plant and equipment		-	68,247,306
Decrease (increase) in other receivables - related parties		(241,008)	156,260
Increase in other non-current assets		(96,372)	(504,530)
Net cash flows from (used in) investing activities		(877,380)	67,179,036
Cash flows from financing activities			
Decrease in bank borrowings		-	(10,000,000)
Decrease in long-term borrowings		-	(35,472,212)
Capital increase by cash		-	852,225
Net cash flows from (used in) financing activities		-	(44,619,987)
Net increase (decrease) in cash and cash equivalents		(18,386,697)	13,712,886
Cash and cash equivalents at beginning of period		20,539,897	6,827,011
Cash and cash equivalents at end of period	$	2,153,200	20,539,897